As filed with the Securities and Exchange Commission on August 3, 2018.

Registration No. 333-225539

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________________

Amendment No.1
to
Form F-10
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

___________________________________

Gold Standard Ventures Corp.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1040	n/a
(Province or other Jurisdiction of	(Primary Standard Industrial Classification	(I.R.S. Employer Identification Number, if
Incorporation or Organization)	Code Number)	any)

Suite 610, 815 West Hastings Street
Vancouver, British Columbia
Canada V6C 1B4
(604) 669-5702
(Address of Principal Executive Offices)

Gold Standard Ventures (US) Inc.
2320 Last Chance Road
Elko, Nevada 89801
(775) 738-9572
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

___________________________________

With a copy to:

Randal R. Jones
Dorsey & Whitney LLP
701 Fifth Avenue, Suite 6100
Seattle, WA 98104
(206) 903-8800

___________________________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

___________________________________

It is proposed that this filing shall become effective (check appropriate box below):
A.	[ ] upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	[X] at some future date (check appropriate box below)
	1.	[ ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
	2.	[ ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	[ X ] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	[ ] after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. [X]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	August 3, 2018

$300,000,000

Common Shares
Subscription Receipts

Gold Standard Ventures Corp. (“Gold Standard Ventures”, the “Company”, “we” or “us”) may offer and sell from time to time, common shares (the “Common Shares”) or subscription receipts (the “Subscription Receipts”) (collectively, the “Securities”) or a combination thereof in one or more series or issuances up to an aggregate total offering price of $300,000,000 during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains effective. The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”).

Gold Standard Ventures is permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that some of its officers and directors are residents of a foreign country, that some or all of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) nor any state or Canadian securities commission or regulatory authority nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offence.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading “Certain Federal Income Tax Considerations” as well as the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

All applicable information permitted under applicable laws to be omitted from this Prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to this Prospectus.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Company may offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered pursuant to this Prospectus will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company, if any, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. However, no underwriter or dealer involved in an “at-the-market distribution”, as defined in Canadian National Instrument 44-102 – Shelf Distributions (“NI 44-102”), no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. See “Plan of Distribution”.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) and the NYSE American LLC (the “NYSE American”) under the symbol “GSV”. On August 2, 2018, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $2.11 and on the NYSE American was US$1.62. Unless otherwise specified in the applicable Prospectus Supplement, Subscription Receipts will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

ii

The Company’s head office and registered office is located at Suite 610, 815 West Hastings Street, Vancouver, British Columbia, V6C 1B4.

Investing in the Securities involves significant risks. Prospective purchasers of the Securities should carefully consider the risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus, in documents incorporated by reference in this Prospectus and in the applicable Prospectus Supplement with respect to a particular offering of Securities.

All dollar amounts in this Prospectus are in Canadian dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information”.

iii

Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Company has not authorized anyone to provide readers with different information. The Company is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. Readers should not assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date on the front of such documents, regardless of the time of delivery of this Prospectus and any applicable Prospectus Supplement or of any sale of the Securities. Information contained on the Company’s website should not be deemed to be a part of this Prospectus or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

References to “Gold Standard Ventures”, “the Company”, “we” or “us” include direct and indirect subsidiaries of Gold Standard Ventures, where applicable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus, including the documents incorporated by reference herein, contain “forward-looking information” within the meaning of applicable Canadian securities laws (referred to herein as “forward-looking information”). Forward-looking information includes statements that use forward-looking terminology such as “may”, “could”, “would”, “should”, “will”, “intend”, “plan”, “expect”, “budget”, “estimate”, “anticipate”, “believe”, “continue”, “potential” or the negative or grammatical variation thereof or other variations thereof or comparable terminology. Such forward-looking information includes, without limitation, statements with respect to mineral reserve and mineral resource estimates; targeting additional mineral resources and expansion of deposits; the Company’s expectations, strategies and plans for the land position of approximately 53,569 gross acres (21,679 gross hectares) in Elko County, Nevada, referred to as the “Railroad-Pinion Project”, including the Company’s planned exploration and development activities; the results of future exploration and drilling and estimated completion dates for certain milestones; successfully adding or upgrading mineral resources; the costs and timing of future exploration and development; the timing, receipt and maintenance of approvals, licences and permits from any federal, national, provincial, territorial, municipal or other government, any political subdivision thereof, and any ministry, sub-ministry, agency or sub-agency, court, board, bureau, office, or department, including any government-owned entity, having jurisdiction over the Company or its assets; future financial or operating performance and condition of the Company and its business, operations and properties; and any other statement that may predict, forecast, indicate or imply future plans, intentions, levels of activity, results, performance or achievements.

Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management, in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, as of the date of this Prospectus including, without limitation, assumptions about: favourable equity and debt capital markets; the ability to raise any necessary capital on reasonable terms to advance the development of the Railroad-Pinion Project and pursue planned exploration; expectations about the ability to acquire resources and/or reserves through acquisition and/or development; future prices of gold and other metal prices; the timing and results of exploration and drilling programs (including metallurgical testing); the accuracy of any mineral reserve and mineral resource estimates; the accuracy of budgeted exploration and development costs and expenditures; the price of other commodities such as fuel; future currency exchange rates and interest rates; operating conditions being favourable, including whereby the Company is able to operate in a safe, efficient and effective manner; political and regulatory stability; the receipt of governmental and third party approvals, licences and permits on favourable terms; obtaining required renewals for existing approvals, licences and permits and obtaining all other required approvals, licences and permits on favourable terms; sustained labour stability; stability in financial and capital goods markets; and availability of equipment. While the Company considers these assumptions to be reasonable, the assumptions are inherently subject to significant business, social, economic, political, regulatory, competitive and other risks and uncertainties, contingencies and other factors that could cause actual actions, events, conditions, results, performance or achievements to be materially different from those projected in the forward-looking information. Many assumptions are based on factors and events that are not within the control of the Company and there is no assurance they will prove to be correct.

Furthermore, such forward-looking information involves a variety of known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, activities, results, performance or achievements of the Company to be materially different from any future plans, intentions, activities, results, performance or achievements expressed or implied by such forward-looking information. Such risks include, without limitation: general business, social, economic, political, regulatory and competitive uncertainties; differences in size, grade, continuity, geometry or location of mineralization from that predicted by geological modelling and the subjective and interpretative nature of the geological modelling process; the speculative nature of mineral exploration and development, including the risk of diminishing quantities or grades of mineralization and the inherent riskiness of inferred mineral resources; fluctuations in the spot and forward price of gold; a failure to achieve commercial viability, despite an acceptable gold price, or the presence of cost overruns which render the Railroad-Pinion Project uneconomic; geological, hydrological and climatic events which may adversely affect infrastructure, operations and development plans, and the inability to effectively mitigate or predict with certainty the occurrence of such events; credit and liquidity risks associated with the Company’s financing activities, including constraints on the Company’s ability to raise and expend funds; delays in the performance of the obligations of the Company’s contractors and consultants, the receipt of governmental and third party approvals, licences and permits in a timely manner or to complete and successfully operate mining and processing components; the Company’s failure to accurately model and budget future capital and operating costs associated with the further development and operation of the Railroad-Pinion Project; adverse fluctuations in the market prices and availability of commodities and equipment affecting the Company’s business and operations; the

Company’s management being unable to successfully apply their skills and experience to attract and retain highly skilled personnel; the cyclical nature of the mining industry and increasing prices and competition for resources and personnel during mining cycle peaks; the Company’s failure to comply with laws and regulations or other regulatory requirements; the Company’s failure to comply with existing approvals, licences and permits, and the Company’s inability to renew existing approvals, licences and permits or obtain required new approvals, licences and permits on timelines required to support development plans; the Company’s failure to comply with environmental regulations, the tendency of such regulations to become more strict over time, and the costs associated with maintaining and monitoring compliance with such regulations; the adverse influence of third party stakeholders including social and environmental non-governmental organizations; the adverse impact of competitive conditions in the mineral exploration and mining business; the Company’s failure to maintain satisfactory labour relations and the risk of labour disruptions or changes in legislation relating to labour; changes in national and local government legislation, taxation, controls, regulations and other political or economic developments in the jurisdictions in which the Company operates; limits of insurance coverage and uninsurable risk; the adverse effect of currency fluctuations on the Company’s financial performance; difficulties associated with enforcing judgments against directors residing outside of Canada; conflicts of interest; the significant control exercised by insiders of the Company including FCMI Parent Co. and OceanaGold Corporation over the Company; reduction in the price of Common Shares as a result of sales of Common Shares by existing shareholders; the dilutive effect of future acquisitions or financing activities and the failure of future acquisitions to deliver the benefits anticipated; trading and volatility risks associated with equity securities and equity markets in general; the Company’s not paying dividends in the foreseeable future or ever; failure of the Company’s information technology systems or the security measures protecting such systems; the costs associated with legal proceedings should the Company become the subject of litigation or regulatory proceedings; costs associated with complying with public company regulatory reporting requirements; and other risks involved in the exploration, development and mining business generally, including, without limitation, environmental risks and hazards, cave-ins, flooding, rock bursts and other acts of God or natural disasters or unfavourable operating conditions. Although the Company has attempted to identify important factors that could cause actual actions, events, conditions, results, performance or achievements to differ materially from those described in forward-looking information, there may be other factors that cause actions, events, conditions, results, performance or achievements to differ from those anticipated, estimated or intended. See “Risk Factors” for a discussion of certain factors investors should carefully consider before deciding to invest in the Common Shares.

The Company cautions that the foregoing lists of important assumptions and factors are not exhaustive. Other events or circumstances could cause actual results to differ materially from those estimated or projected and expressed in, or implied by, the forward-looking information contained herein. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, investors should not place undue reliance on forward-looking information.

Forward-looking information contained herein is made as of the date of this Prospectus and the Company disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future events or results or otherwise, except as and to the extent required by applicable securities laws.

CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

The disclosure in this Prospectus has been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Disclosure, including scientific or technical information, has been made in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserve”. Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by United States standards in documents filed with the SEC. United States investors should also understand that “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. Investors are cautioned not to assume that any part, or all, of the mineral deposits in these categories will ever be converted into mineral reserves. In accordance with Canadian rules, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies. In addition, the definitions of “proven” and “probable mineral reserves” used in NI 43-101 differ from the definitions in SEC Industry Guide 7 under Regulation S-K of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). Disclosure of “contained ounces” is permitted disclosure under Canadian legislation; however, the SEC normally only permits issuers to report mineralization that does not constitute reserves as in place tonnage and grade without reference to unit measures. In addition, the documents incorporated by reference into this Prospectus include information regarding adjacent or nearby properties on which we have no right to mine. The SEC does not normally allow U.S. companies to include such information in their filings with the SEC. Accordingly, information contained in this Prospectus containing descriptions of the Company’s mineral properties may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

FINANCIAL INFORMATION

Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus is determined using IFRS, which differs from United States generally accepted accounting principles.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The financial statements of the Company incorporated by reference in this Prospectus are reported in Canadian dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in Canadian dollars and are referred to as “$” or “C$”. United States dollars are referred to as “US$”.

The high, low and closing noon spot rates for Canadian dollars in terms of the United States dollar for each of the three most recent years ended December 31 as quoted by the Bank of Canada, were as follows:

	Year ended December 31 (C$)
	2017 (1)	2016 (2)	2015 (2)
High	1.3743	1.4589	1.3990
Low	1.2128	1.2544	1.1728
Closing	1.2545	1.3427	1.3840

(1)

For the 2017 period, all rates are based upon the daily average exchange rates provided by the Bank of Canada. As of April 28, 2017, the Bank of Canada changed how it published foreign exchange rates. The Bank of Canada no longer produces noon and closing daily exchange rates, in favour of daily average exchange rates. This transition began on January 1, 2017.

(2)	For the 2015 and 2016 periods, all exchange rates are based upon the daily noon exchange rates provided by the Bank of Canada.

On August 2, 2018, the daily average exchange rate provided by the Bank of Canada in terms of the United States dollar was US$1.00 = C$1.3014.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of the Company at Suite 610, 815 West Hastings Street, Vancouver, British Columbia, V6C 1B4 and are also available electronically in Canada at www.sedar.com or in the United States through EDGAR at www.sec.gov. The filings of the Company on SEDAR are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents, filed by the Company with the securities commissions or similar authorities in each of the provinces of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the annual information form of the Company for the year ended December 31, 2017 dated March 29, 2018 (the “Annual Information Form”);

(b)

the audited consolidated financial statements of the Company for the years ended December 31, 2017 and 2016, together with the independent registered public accounting firm’s report thereon and the notes thereto;

(c)	management’s discussion and analysis of the Company for the year ended December 31, 2017 (the “Annual MD&A”);

(d)	the unaudited interim consolidated financial statements for the three months ended March 31, 2018;

(e)	management’s discussion and analysis for the three months ended March 31, 2018;

(f)	the amended business acquisition report of the Company dated February 16, 2018 relating to the Battle Mountain Gold Inc. acquisition;

(g)	the material change report of the Company dated February 6, 2018 announcing its recent $38 million financing; and

(h)	the management information circular of the Company dated May 14, 2018 prepared in connection with the annual and special meeting of shareholders of the Company held on June 27, 2018.

Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions filed by the Company with the securities commissions or similar regulatory authorities in the applicable provinces of Canada after the date of this Prospectus and prior to the date that is 25 months from the date hereof shall be deemed to be incorporated by reference in this Prospectus. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement (as defined below) (in the case of a report on Form 6-K, if and to the extent expressly provided in such report).

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

Upon a new annual information form and the related annual financial statements being filed by the Company with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements (and related management’s discussion and analysis for such periods), material change reports and management information circulars filed prior to the commencement of the Company’s financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous interim consolidated financial statements and the accompanying management’s discussion and analysis filed shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for the annual meeting of shareholders being filed by the Company with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement (as defined below) of which this Prospectus forms a part: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consent of Davidson & Company LLP; (3) powers of attorney from certain of the Company’s directors and officers; and (4) the consents of the “qualified persons” referred to in this Prospectus under “Interests of Experts”. A copy of the form of subscription receipt agreement will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Company with, or furnished to, the SEC may be inspected and copied at the public reference facilities maintained by the SEC in the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549 by paying a fee. Prospective investors may call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information regarding the public reference facilities. The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

The Company has filed with the SEC a registration statement on Form F-10 (the “Registration Statement”) under the U.S. Securities Act with respect to the Securities. This Prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC’s website: www.sec.gov.

THE COMPANY

Gold Standard Ventures is an advanced stage gold exploration company focused on district scale discoveries on its Railroad-Pinion Project, located within the Carlin Trend, Nevada, U.S.A. The Company is engaged, indirectly through its subsidiaries, in the acquisition and exploration of mineral properties in Nevada, U.S.A. None of the Company’s properties are currently in production.

For a further description of the business of the Company, see the sections entitled “General Development of the Business” and “Description of the Business” in the Annual Information Form.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capital of the Company, on a consolidated basis, since March 31, 2018.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Securities, the Company intends to use the net proceeds from the sale of Securities for general working capital purposes, and for one or more other general corporate purposes including to complete corporate acquisitions, to, directly or indirectly, finance future growth

The Company is an exploration stage company and has not generated cash flow from operations. As at December 31, 2017 and during the three months ended March 31, 2018, the Company has negative cash flow from operating activities The Company expects to continue to incur negative consolidated operating cash flow and losses until such time as it achieves commercial production at a particular project.

opportunities and to repay existing or future indebtedness. More detailed information regarding the use of proceeds, and the amount of net proceeds to be used for any such purposes will be set forth in any applicable Prospectus Supplement. The Company may invest net proceeds which it does not immediately use. Such investments may include short-term marketable investment grade securities.

PLAN OF DISTRIBUTION

The Company may, from time to time, during the 25-month period that this Prospectus remains valid, offer for sale and issue Securities. The Company may issue and sell up to an aggregate total offering price of $300,000,000.

The Company may sell the Securities, separately or together, to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Company from the sale of the Securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, the NYSE American or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in an “at the market distribution”, as defined in NI 44-102, no affiliate of such an underwriter or dealer and no person acting jointly or in concert with such an underwriter or dealer will over allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DESCRIPTION OF SECURITIES

Common Shares

The Company’s authorized share capital consists of an unlimited number of Common Shares without par value, of which 254,578,777 Common Shares are issued and outstanding as at the date hereof.

The holders of Common Shares are entitled to vote at all meetings of shareholders of the Company (with each Common Share having one vote on a ballot), to receive dividends if, as and when declared by the Board and to participate rateably in any distribution of property or assets upon the liquidation, winding-up or other dissolution of the Company. Distribution in the form of dividends, if any, will be set by the Board.

Provisions as to the modification, amendment or variation of the rights attached to the share capital of the Company are contained in the Company’s articles and the BCBCA. Generally speaking, substantive changes to the share capital require the approval of the Company’s shareholders by special resolution (at least 66 2/3% of the votes cast).

On September 12, 2017, the Company adopted a shareholder rights plan (the “Rights Plan”) for the purpose of preventing, to the extent possible, a creeping takeover bid of the Company to ensure that (i) every shareholder will have an equal opportunity to participate in such a bid, and (ii) all shareholders are treated fairly in connection with such a bid. The Rights Plan provides that one “right” attaches to each outstanding Common Share entitling the holder to purchase, in the prescribed circumstances and subject to exceptions, additional Common Shares in accordance with the terms and conditions of the rights agreement dated September 12, 2017 between the Company and Computershare Trust Company of Canada, as rights agent.

The Common Shares are listed on the TSX and NYSE American, in each case under the symbol “GSV”.

Subscription Receipts

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares. The Subscription Receipts may be offered separately or together with other Securities, as the case may be. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. You should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering or Subscription Receipts will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Company has entered into it.

The particular terms of each issue of Subscription Receipts will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  the designation and aggregate number of such Subscription Receipts being offered;

  the price at which such Subscription Receipts will be offered;

  the designation, number and terms of the Common Shares to be received by the holders of such Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

  the conditions (the “Release Conditions”) that must be met in order for holders of such Subscription Receipts to receive, for no additional consideration, Common Shares;

  the procedures for the issuance and delivery of the Common Shares to holders of such Subscription Receipts upon satisfaction of the Release Conditions;

  whether any payments will be made to holders of such Subscription Receipts upon delivery of the Common Shares upon satisfaction of the Release Conditions;

  the identity of the Escrow Agent;

  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

  procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

  any entitlement of the Company to purchase such Subscription Receipts in the open market by private agreement or otherwise;

  whether the Company will issue such Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

  whether the Company will issue such Subscription Receipts as bearer securities, as registered securities or both;

  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of such Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

  whether the Company will apply to list such Subscription Receipts on any exchange;

  material United States and Canadian federal income tax consequences of owning such Subscription Receipts; and

  any other material terms or conditions of such Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986). Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PRIOR SALES

Information in respect of the Common Shares that were issued within the previous twelve-month period, Common Shares that were issued upon the exercise of options, restricted share rights and warrants, and in respect of the grant of options, restricted share rights and warrants will be provided as required in any applicable Prospectus Supplement.

MARKET FOR SECURITIES

The Common Shares are listed and posted for trading on the TSX in Canada and the NYSE American in the United States under the symbol “GSV”. Trading price and volume of the Common Shares will be provided as required in each Prospectus Supplement to this Prospectus.

RISK FACTORS

An investment in Securities of the Company is subject to certain risks, which should be carefully considered by prospective investors before purchasing such Securities. In addition to the other information set out or incorporated by reference in this Prospectus currently and from time to time, investors should carefully consider the risk factors incorporated by reference in this Prospectus referred to below and the risk factors set forth in any applicable Prospectus Supplement. Any one of such risk factors could materially affect the Company’s business, financial condition and/or future operating results and prospects and could cause actual events to differ materially from those described in forward-looking statements and information relating to the Company. Additional risks and uncertainties not currently identified by the Company or that the Company currently believes not to be material also may materially and adversely affect the Company’s business, financial condition, operations or prospects. Investors should carefully consider the risks described under the heading “Risk Factors” in the Annual Information Form, the risk factors described in the Annual MD&A and the risk factors set forth in any applicable Prospectus Supplement. See “Documents Incorporated by Reference.”

INTERESTS OF EXPERTS

Information of a scientific or technical nature in respect of the Railroad-Pinion Project included or incorporated by reference in this Prospectus has been reviewed and approved by Michael B. Dufresne, M.Sc., P.Geol., P. Geo. and Steven J. Nicholls, BA.Sc., MAIG, both of APEX Geoscience Ltd., Steven R. Koehler, the Company’s Manager of Projects, BSc. Geology and CPG-1021, and Gary Simmons, BSc. Metallurgical Engineering of GL Simmons Consulting LLC and MMSA-01013QP, all of whom are “qualified persons” under NI 43-101. To the best of the Company’s knowledge, after reasonable inquiry, as of the date hereof, the aforementioned individuals and, as applicable, their firms, beneficially own, directly or indirectly, less than 1% of the Common Shares of the Company.

Davidson & Company LLP is the auditor of the Company and has advised the Company that they are independent of the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon on behalf of the Company by Borden Ladner Gervais LLP, as to Canadian legal matters, and Dorsey & Whitney LLP, as to United States legal matters. As of the date hereof, the partners and associates of Borden Ladner Gervais LLP own, directly or indirectly, less than 1% of the Common Shares.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Business Corporations Act

The Business Corporations Act (British Columbia) (“BCBCA”) provides that a company may:

  indemnify an eligible party against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding, to which the eligible party is or may be liable; and

  after the final disposition of an eligible proceeding, pay the “expenses” (which includes costs, charges and expenses (including legal and other fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purpose of the BCBCA, an “eligible party,” in relation to a company, means an individual who:

  is or was a director or officer of the company;

  is or was a director or officer of another corporation

    at a time when the corporation is or was an affiliate of the company, or at the request of the company, or

  at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An “eligible proceeding” under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, or as the case may be; or

  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

  order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

  order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

  order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

  order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order; or

  make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Articles of the Registrant

The Registrant’s articles provide that the Registrant must (i) indemnify, and (ii) pay the expenses reasonably and actually incurred by, its directors and officers, former directors and officers, and alternate directors and their respective heirs and personal or other legal representatives to the greatest extent permitted by the BCBCA and that each director and officer is deemed to have contracted with the Registrant on the above terms.

The Registrant’s articles further provide that the Company may, subject to any restrictions in the BCBCA, indemnify any other person and that the failure of a director, alternate director or officer of the Company to comply with the BCBCA or the Registrant’s articles does not invalidate any indemnity to which he or she is entitled under the Registrant’s articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any eligible person (or his or her heirs or legal personal representatives) including, but not limited to, any current or former directors, alternative directors, officers, employees or agents of the Registrant.

The Registrant maintains directors’ and officers’ liability insurance coverage through policies covering the Registrant and its subsidiaries, which have an annual aggregate policy limit of $40,000,000, subject to a corporate retention (i.e. deductible) of $500,000 per loss for all claims pursuant to securities laws, $100,000 per loss for all claims relaing to employment practices and $250,000 per loss for all other claims. This insurance provides coverage for indemnity payments made by the Registrant to its directors and officers as required or permitted by law for losses, including legal costs, incurred by officers and directors in their capacity as such. This policy also provides coverage directly to individual directors and officers if they are not indemnified by the Registrant. The insurance coverage for directors and officers has customary exclusions, including acts determined to be uninsurable under laws, or deliberately fraudulent or criminal or to have resulted in personal profit, advantage or remuneration.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Exhibits

Exhibit	Description

4.1	Annual information form for the year ended December 31, 2017 dated March 29, 2018 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2018)

4.2	Audited consolidated financial statements of the Registrant for the years ended December 31, 2017 and 2016 together with the notes thereto and the auditors’ report thereon, (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2018)

4.3	Management’s discussion and analysis for the year ended December 31, 2017 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2018)

4.4	Management information circular of the Registrant dated May 14, 2018 prepared in connection with the Registrant’s annual meeting of shareholders held on June 27, 2018 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on May 18, 2018)

4.5	Unaudited interim consolidated financial statements of the Registrant for the three months ended March 31, 2018, together with the notes thereto (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on May 14, 2018)

4.6	Management’s discussion and analysis for the three months ended March 31, 2018 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on May 14, 2018)

4.7	Amended business acquisition report dated February 16, 2018 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on May 31, 2018)

4.8	Material change report dated February 6, 2018 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on May 31, 2018)

5.1	Consent of Davidson & Company LLP

5.2*	Consent of Michael B. Dufresne, M.Sc., P.Geol., P.Geo.

5.3*	Consent of Steven J. Nicholls, BA.Sc., MAIG

5.4*	Consent of Steven R. Koehler, B.Sc., QP, CPG

5.5*	Consent of Gary Simmons, B.SC., QP, MMSA

6.1	Powers of Attorney (included on the signature page of this Registration Statement)

* Previously filed

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)

Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this August 3, 2018.

Gold Standard Ventures Corp.

By:	/s/ Jonathan Awde
	Name:	Jonathan Awde
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Date

By:	/s/ Jonathan Awde	August 3, 2018
Name:	Jonathan Awde
Title:	President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Michael Waldkirch	August 3, 2018
Name:	Michael Waldkirch
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ D. Bruce McLeod	August 3, 2018
Name:	D. Bruce McLeod
Title:	Lead Director

By:	/s/ Robert J. McLeod	August 3, 2018
Name:	Robert J. McLeod
Title:	Director

By:	/s/ Jamie D. Strauss	August 3, 2018
Name:	Jamie D. Strauss
Title:	Director

By:	/s/ William E. Threlkeld	August 3, 2018
Name:	William E. Threlkeld
Title:	Director

By:	/s/ Alex Morrison	August 3, 2018
Name:	Alex Morrison
Title:	Director and Authorizated Representative in the United States

By:	/s/ Zara Boldt	August 3, 2018
Name:	Zara Boldt
Title:	Director

By:	/s/ Ron Clayton	August 3, 2018
Name:	Ron Clayton
Title:	Director

EXHIBIT INDEX

Exhibit	Description

4.1	Annual information form for the year ended December 31, 2017 dated March 29, 2018 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2018)

4.2	Audited consolidated financial statements of the Registrant for the years ended December 31, 2017 and 2016 together with the notes thereto and the auditors’ report thereon, (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2018)

4.3	Management’s discussion and analysis for the year ended December 31, 2017 (incorporated by reference from the Registrant’s Annual Report on Form 40-F filed with the Commission on March 30, 2018)

4.4	Management information circular of the Registrant dated May 14, 2018 prepared in connection with the Registrant’s annual meeting of shareholders held on June 27, 2018 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on May 18, 2018)

4.5	Unaudited interim consolidated financial statements of the Registrant for the three months ended March 31, 2018, together with the notes thereto (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on May 14, 2018)

4.6	Management’s discussion and analysis for the three months ended March 31, 2018 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on May 14, 2018)

4.7	Amended business acquisition report dated February 16, 2018 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on May 31, 2018)

4.8	Material change report dated February 6, 2018 (incorporated by reference from the Registrant’s Form 6-K furnished to the Commission on May 31, 2018)

5.1	Consent of Davidson & Company LLP

5.2*	Consent of Michael B. Dufresne, M.Sc., P.Geol., P.Geo.

5.3*	Consent of Steven J. Nicholls, BA.Sc., MAIG

5.4*	Consent of Steven R. Koehler, B.Sc., QP, CPG

5.5*	Consent of Gary Simmons, B.SC., QP, MMSA

6.1	Powers of Attorney (included on the signature page of this Registration Statement)

* Previously filed